Exhibit 10.10

FIRST PLEDGE AND SECURITY AGREEMENT

(Collateral Assignment of Membership Interests)

This FIRST PLEDGE AND SECURITY AGREEMENT (this “Agreement”), dated as of December 27, 2004, by and between J. Jill, GP, a Massachusetts general partnership whose sole partners are The J. Jill Group, Inc., a Delaware corporation (“Borrower”) and J.J. Company, Inc., a Massachusetts corporation (J. Jill, GP is hereafter referred to as the “Assignor”), in favor or Citizens Bank of Massachusetts as Agent for the benefit of and on behalf of all of the Lenders, as such term is defined in that certain Fifth Amended and Restated Loan Agreement dated as of June 29, 2001 as the same has been and may hereafter be amended (collectively, the “Loan Agreement”).  Capitalized terms used herein without definition shall have the meanings ascribed to them in the Loan Agreement.

W I T N E S S E T H:

WHEREAS, Assignor is the owner of one hundred percent (100%) of the membership interests in J. Jill, LLC, a New Hampshire limited liability company (herein the “LLC”); and

WHEREAS, Borrower is executing and delivering to the Secured Party a certain Fifth Amendment to Fifth Amended and Restated Loan Agreement of even date (the “Fifth Amendment”); and

WHEREAS, Assignor is a Guarantor of the Obligations; and

WHEREAS, Secured Party requires that Assignor grant a security interest in the aforesaid membership interests in the LLC to the Secured Party as security for the Obligations of Assignor and Borrower set forth and/or referenced in the Fifth Amendment to the Loan Agreement.

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto, intending to be bound, do hereby agree as follows:

1.                                       Grant of Security Interest and Collateral Assignment.  As collateral security for the due and punctual payment and performance of the Secured Obligations, as defined in Section 2 hereof, the Assignor hereby grants to the Secured Party, with full power and authority to exercise all rights and powers granted by the Assignor hereunder, a lien upon, and a security interest, in and to, and hereby collaterally assigns to the Secured Party, the following property (the “Collateral”):

All of the Assignor’s right, title and interest, now owned or hereafter acquired, in and to Assignor’s 100% interest in the LLC, including, without limitation, any and all interests in the LLC that may subsequently arise, Assignor’s right to receive distributions from the LLC in respect of Assignor’s interest in the LLC, whether in cash or in property and whether during the continuance of or on account of liquidation of the LLC (such right, title and interest of the Assignor in all of the membership interests in the LLC being hereinafter referred to as the “Interest”), together with all proceeds of and distributions in respect of any of the foregoing.

The Assignor shall promptly make, execute and deliver to the Secured Party such instruments, documents and certificates and perform such acts and assurances, as the Secured Party may request to perfect, to maintain the priority of, or from time to time to renew, the Secured Party’s security interest in and to the Interest, to confirm or more fully perfect the rights granted hereby, or in any way to assure to the Secured Party all of its rights hereunder.  The Assignor authorizes Secured Party to make all filings and recordings in public offices or records to perfect Secured Party’s interest in the Collateral, and Assignor shall, upon request of the Secured Party, make, execute and deliver such other and further instruments, and take such other and further actions, as the Secured Party may deem necessary or appropriate to enable it to realize upon the Interest, to exercise fully its rights hereunder, and to ratify and confirm any sale hereunder.

2.                                       Secured Obligations.  Secured Party shall retain its interest in the Collateral until all of the Obligations have been fully paid and satisfied.

3.                                       No Secured Party Liability re LLC Indemnification.  The within assignment and security interest is for collateral purposes only, and the Secured Party shall not, either by virtue hereof, or by the retention of distributions to which the Assignor might otherwise be entitled, or by virtue of its receipt of distributions from the LLC, or by the exercise of any of its rights hereunder, be deemed to be a member of the LLC or to have any liability for the debts, obligations or liabilities of the LLC, the Assignor or any other participant in the LLC or to have any obligation to make capital contributions to the LLC.  The Assignor shall indemnify and hold harmless the Secured Party in its capacity as Secured Party from and against any and all liability, loss or damage which it may suffer or incur and which arises out of or results from:

(i)                                                             The LLC Agreement;

(ii)                                                          This Agreement or the Secured Party’s receipt of income, property or LLC distributions or the lawful exercise of any rights of the Secured Party hereunder; and

(iii)                                                       Any claimed or any alleged obligation, liability or duty on the part of the Secured Party to perform or discharge any of the terms, covenants or provisions of the LLC Agreement or any other agreement or document obligating or binding, or purporting to obligate or bind, the LLC or any member thereof, or any liability or obligation of the LLC;

together, in each instance, with all reasonable costs and expenses (including, without limitation, reasonable court costs and reasonable attorneys’ fees) paid or incurred in connection therewith.  Notwithstanding the foregoing, the Assignor shall not be obligated to indemnify the Secured Party hereunder for any liability, loss or damage which the Secured Party may suffer or incur as a result of its gross negligence or willful misconduct.  The Assignor shall reimburse the Secured Party upon demand for the full amount of any indemnity to which the Secured Party may be entitled hereunder, and the full amount of the Assignor’s indemnity obligation shall be considered to be a Secured Obligation and shall be secured hereby.

4.                                       Definitions.  As use herein, the following terms have the following meanings:

(a)                                  “LLC Agreement” means the operating agreement of the LLC dated as of December 25, 2004, as the same may, from time to time, be amended or restated.

(b)                                 “UCC” means the Uniform Commercial Code as in effect in The Commonwealth of Massachusetts.

5.                                       Representations, Warranties and Covenants.  The Assignor represents and warrants to, and covenants with, the Secured Party that:

(a)                                  The Interest represents one hundred percent (100%) of the membership interests in the LLC and is not represented or evidenced by any form of certificate or other document and is not a security (as defined in the UCC).  The Interest being collaterally assigned hereunder shall include any and all future rights and interests relating in any way to the entirety of all membership interests in the LLC.

(b)                                 The Collateral is not subject to any restriction which would prohibit or restrict the granting of a security interest in and collateral assignment of the Interest pursuant hereto, or any restriction which would prohibit or restrict the sale or other disposition of the Collateral upon default hereunder, or the same has been waived.

(c)                                  The Assignor has all power, statutory and otherwise, to execute and deliver this Agreement, to perform its obligations hereunder and to subject the Collateral to the security interest created hereby, all of which has been duly authorized by all necessary action.  The execution and delivery of this Agreement, and the performance of this Agreement and the enforcement of the security interest granted hereby, will not result in any violation of or be in conflict with or constitute a default under any term of any agreement or instrument, or any judgment, decree, order, law, statute, rule or governmental regulation applicable to the Assignor or the Collateral, or result in the creation of any mortgage, lien, charge or encumbrance upon the Collateral or any other of the properties or assets of the Assignor (except pursuant hereto).

(d)                                 The Assignor is the sole record and beneficial owner of the Collateral, and neither the Collateral nor the proceeds thereof are subject to any pledge, lien, security interest, charge or encumbrance except the lien created pursuant to this Agreement.  The Assignor will defend the Collateral against all claims and demands of all persons at any time claiming any interest therein.  Other than the financing statements filed pursuant to this Agreement, no currently effective financing statement covering the Collateral is on file in any public office where such financing statements are required or permitted to be filed pursuant to the UCC.

(e)                                  The Assignor shall not sell, assign, pledge, encumber, grant a security interest in or otherwise transfer or dispose of, or create or suffer to be created any lien, security interest or encumbrance on, any of the Collateral, except as permitted by the Loan Agreement, without the prior written consent of the Secured Party (which consent the

Secured Party may give or withhold in its sole discretion).  The Assignor shall give the Secured Party prompt and detailed notice (i) of any lien, security interest, encumbrance or claim made or asserted against any of the Collateral, (ii) of any distribution of cash or other property by the LLC, whether in complete or partial liquidation or otherwise, and of any other material change in the composition of the Collateral, and (iii) of the occurrence of any other event which could have a material adverse effect on the aggregate value of the Collateral or on the security interest created hereunder.

(f)                                    The Assignor’s principal place of business is located at 4 Batterymarch Park, Quincy, Massachusetts 02169.  The Assignor is organized under the laws of The Commonwealth of Massachusetts.  The Assignor will not change the state of Assignor’s organization or the location of its principal place of business without (i) giving the Secured Party thirty (30) days prior written notice thereof, and (ii) in connection with any such changes, executing and delivering, or causing to be executed and delivered, to the Secured Party all such additional security agreements and other documents as the Secured Party shall reasonably require due to any such change.

(g)                                 The Assignor will not change its name without (i) giving the Secured Party thirty (30) days prior written notice thereof and (ii) in connection with any such change, executing and delivering, or causing to be executed and delivered, to the Secured Party all such additional security agreements, financing statements and other documents as the Secured Party shall reasonably require.

6.                                       Events of Default.

(a)                                  The occurrence of any Event of Default pursuant to the Loan Agreement shall constitute an event of default (“Event of Default”) hereunder.

(b)                                 If an Event of Default shall occur hereunder:

(i)                                                             The Secured Party may take possession of the Collateral and may exclude the Assignor, and all persons claiming by, through or under the Assignor, from possession thereof, and may assign the Collateral to a nominee or a third party (it being understood that, in connection therewith, the Secured Party or any third party assignee or nominee of the Secured Party shall have the right to exercise, in the name of the Assignor, Assignor’s rights and powers as a member of the LLC); and

(ii)                                                          The Secured Party shall have all rights and remedies of a secured party available under the UCC and any other rights and remedies available under this Security Agreement or at law or in equity.

(c)                                  In the event of the taking of possession of the Collateral, the Secured Party or any third party assignee or nominee of the Secured Party, may, in addition to (but in no way limiting) the foregoing remedies, become a substitute member in the LLC, subject to the applicable provisions of the UCC, the New Hampshire Limited Liability Company Act and the LLC

Agreement.

(d)                            More specifically, but in no way in limitation of the rights and remedies of the Secured Party, the Secured Party may, upon ten (10) days’ notice (which notice shall be deemed to satisfy any requirement of reasonable notification) to the Assignor of the time, place and circumstances of sale, and without liability for any diminution in price which may have occurred, sell or otherwise dispose of all or any part of the Collateral.  Such sale or other disposition may be by public or private proceedings and may be made by way of one or more contracts, as a unit or in portions, at such time and place, by such method, and in such manner and on such terms, as the Secured Party may determine.  At any public sale, the Secured Party shall be free to purchase all or any part of the Collateral.  The Assignor recognizes that the fact that the Interest is not registered under the Securities Act of 1933 and is unlikely to be registered in the future may necessitate a private sale which is likely to result in a lower price than would a public sale, and hereby consents to such a private sale and agrees that the same is commercially reasonable.

(e)                                  The proceeds of any sale or other disposition of or collection of or other realization upon all or any part of the Collateral (together with any cash held as Collateral hereunder), shall be applied in the following order of priority: first, to pay the costs and expenses of collection, custody, sale or other disposition or delivery (including, without limitation, reasonable legal costs and attorneys’ fees) and all other reasonable charges incurred by the Secured Party with respect to the Collateral; second, to the payment of the Secured Obligations in such order as the Secured Party may, in its sole discretion, determine; and third, to pay any surplus to the Assignor or to any person or party lawfully entitled thereto, or as a court of competent jurisdiction may direct.

(f)                                    The receipt given by the Secured Party for the purchase money paid at any sale shall be a sufficient discharge therefor to any purchaser of all or any part of the Collateral sold.  No such purchaser, after paying such purchase money and receiving such receipt, shall be bound to see to the application of such purchase money or any part thereof, or in any manner be answerable for any loss, misapplication or nonapplication of any such purchase money, or any part thereof, or be bound to inquire as to the authorization, necessity, expediency or regularity of any such sale.

7.                                       Attorney in Fact.  The Secured Party is hereby appointed the attorney-in-fact, with full power of substitution, of the Assignor for the purpose of carrying out the provisions hereof and taking any action and executing or causing the filing of any instruments, including, without limitation, financing or continuation statements, conveyances, assignments and transfers which are required to be taken or executed by the Assignor, and including any documents required to be signed by the Assignor to designate the Secured Party or its nominee or third party assignee, or the purchaser of all or part of the Collateral, as a substitute member in the LLC in the event of foreclosure, which the Secured Party may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is coupled with an interest and is irrevocable.  The Assignor shall indemnify and hold harmless the Secured Party from and against any liability or damage which it may incur in the exercise and performance, in good faith, of any of its powers and duties specifically set forth herein, but not for any liability or damage incurred on account of the gross negligence or willful misconduct of the Secured Party.

8.                                       Waivers, Etc.  To the extent permitted by law, the Assignor hereby waives any right it may have under the Constitution of The Commonwealth of Massachusetts (or under the constitution of any other state, or under the Constitution of the United States of America), to notice or to a judicial hearing prior to the exercise of any right or remedy provided hereby to the Secured Party and waives the Assignor’s rights, if any, to set aside or invalidate any sale duly consummated in accordance with the provisions hereof on the grounds (if such be the case) that the sale was consummated without a prior judicial hearing.  The Assignor’s waivers under this Section 8 have been made voluntarily, intelligently and knowingly, and after the Assignor has been apprised and counseled by the Assignor’s attorneys as to the nature thereof and the Assignor’s possible alternative rights.  No delay or omission on the part of the Secured Party in exercising any right hereunder shall operate as a waiver of such right or of any right hereunder.  Any waiver of any such right on any one occasion shall not be construed as a bar to or waiver of any such right on any such future occasion.  No course of dealing between the Assignor and the Secured Party nor any failure to exercise, nor any delay in exercising, on the part of the Secured Party, any right, power or privilege hereunder or under any of the Secured Obligations, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

9.                                       Termination; Assignments, Etc.  This Agreement and the security interest in and lien on the Collateral created hereby shall terminate when all of the Secured Obligations have been paid in full.  In the event of a sale or assignment (including without limitation a collateral assignment) by the Secured Party of all or any part of the Secured Obligations held by it, the Secured Party shall be deemed to have assigned or transferred its rights and interests under this Agreement, to the extent of such sale or assignment, to the purchaser or purchasers of such held Obligations, whereupon such purchaser or purchasers shall become vested with the powers and rights so assigned by the Secured Party hereunder and the Secured Party shall, to that extent, thereafter be released and discharged from any liability or responsibility hereunder, with respect to the rights and interest so assigned, but if and to the extent that the Secured Party retains any interest in the Collateral, the Secured Party will continue to have the rights and powers set forth herein with respect thereto.

10.                                 Governmental Approvals, Etc.  Upon the exercise by the Secured Party of any power, right, privilege or remedy pursuant to this Agreement which requires any consent, approval, registration, qualification or authorization of any governmental authority or instrumentality, the Assignor shall execute and deliver, or will cause the execution and delivery of, all applications, certificates, instruments and other documents and papers that the Secured Party may require therefor.

11.                                 Notices, Etc.  All notices, requests, demands, consents, approvals or other communications to or upon the respective parties hereto shall be in writing and delivered in hand or mailed by certified or registered mail, return receipt requested, and shall conclusively be deemed to have been received and shall be effective on the day on which delivered in writing to the party to which such notice, request, demand, consent, approval or other communication is required or permitted to be given or made under this Agreement (or, in the event of refusal of delivery, when refused) addressed in the case of any Secured Party, to:

Citizens Bank of Massachusetts
28 State Street
Boston, MA 02109
Attn: Lori B. Leeth, Senior Vice President

with a copy by regular mail to:

Adler Pollock & Sheehan, P.C.
175 Federal Street
Boston, MA 02110
Attn: Paul J. Levenson, Esq.

and in the case of the Assignor, to:

J. Jill, LLC
100 Birch Pond Drive
Tilton, NH 03276

With a copy by regular mail to:

Foley Hoag LLP
155 Seaport Boulevard
Boston, MA 02210
Attn: David R. Pierson, Esq.

or at such other address as either party may hereafter specify in writing to the other.  A notice given in accordance with this Section 11 is herein called a “Notice”.

12.                                 Miscellaneous.

(a)                             The Secured Party shall be under no duty or liability with respect to the Collateral other than to use reasonable care in the custody of any certificate representing the Collateral while in its possession, and shall not be liable for any failure to take action necessary to preserve rights against prior parties on any instrument constituting Collateral.

(b)                            The rights and remedies of the Secured Party herein provided or provided under any other agreement or instrument, or otherwise available, are cumulative, and are in addition to and not exclusive of or in limitation of any rights and remedies provided by law, including, without limitation, the rights and remedies of a secured party under the UCC.

(c)                             All costs and expenses, including without limitation, legal costs and reasonable attorneys’ fees, incurred by the Secured Party in enforcing this Agreement shall be chargeable to and secured by the Interest and other Collateral hereunder.

(d)                                 All rights of the Secured Party hereunder shall inure to the benefit of its successors and assigns, and this Security Agreement shall bind the Assignor’s heirs, legal representatives, successors and assigns.  This Security Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

(e)                                  The Assignor agrees that the Assignor’s obligations and the rights of the Secured Party hereunder and under the Secured Obligation may be enforced by specific performance hereof and thereof and temporary, preliminary and/or final injunctive relief relating hereto and thereto, without necessity for proof by the Secured Party that the Secured Party would otherwise suffer irreparable harm, and the Assignor hereby consents to the issuance of such specific injunctive relief.

(f)                                    If any provision hereof shall be invalid or unenforceable in any respect or in any jurisdiction, the remaining provisions hereof shall remain in full force and effect and shall be enforceable to the maximum extent permitted by law.

(g)                                 No consent, approval or waiver hereunder or pursuant hereto shall be binding unless in writing.

(h)                                 The section headings herein are for convenience of reference only and shall not be considered in construing this Agreement.

(i)                                This Agreement and any other instruments executed and delivered to evidence, complete, or perfect the transactions contemplated hereby, will be interpreted, construed, applied and enforced in accordance with the laws of The Commonwealth of Massachusetts applicable to contracts to be performed entirely within Massachusetts, regardless of (i) where any such instrument is executed or delivered; or (ii) where any payment or other performance required by any such instrument is made or required to be made; or (iii) where any breach of any provision of any such instrument occurs, or any cause of action otherwise accrues; or (iv) where any action or other proceeding is instituted or pending; or (v) the nationality, citizenship, domicile, principal place of business, or jurisdiction of organization or domestication of any party; or (vi) whether the laws of the forum jurisdiction otherwise would apply the laws of a jurisdiction other than The Commonwealth of Massachusetts; or (vii) any combination of the foregoing.  Notwithstanding the foregoing, the laws of the jurisdiction where any of the Collateral is situated or otherwise has a situs will apply to the perfection, disposition, and realization upon such Collateral.

(j)                                To the full extent permitted by applicable law, any action to enforce, arising out of, or relating in any way to, any of the provisions of this Agreement may be brought and prosecuted in such court or courts located in The Commonwealth of Massachusetts as is provided by law; and the parties consent to the jurisdiction of said court or courts located in The Commonwealth of Massachusetts and to service of process by registered mail, return receipt requested, or by any other manner provided by law.

(k)                             The Assignor agrees that in dealing with the Secured Party, the Assignor shall look solely to the assets and property of the Secured Party, in that no trustee,

beneficiary, officer, director or agent of the Secured Party assumes any personal liability for the obligations of the Secured Party.

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EXECUTED as a sealed instrument in Boston, Massachusetts as of the day and year above first written.

WITNESS:	ASSIGNOR
J. JILL, GP
By: J.J. COMPANY, INC.
Its Managing General Partner

/s/ Mara D. Calame	By:	/s/ Olga L. Conley
Name: Olga L. Conley
Title: President

The undersigned hereby consents to the execution and delivery of the foregoing Agreement, the pledge of the Interest (as defined therein) and the acquisition and/or sale of the Interest by the Secured Party, all as provided therein, and the LLC hereby warrants that it has not granted to anyone any right of first offer, right of first refusal or other preferential right of acquisition which might otherwise be applicable to such pledge, acquisition and/or sale pursuant to the LLC Agreement.  Whoever, after default, acquires the interest from the Secured Party, including, without limitation, the Secured Party if it shall so acquire, may become a member of the LLC by agreeing so to become in writing.

WITNESS:	J. JILL, LLC

/s/ Mara D. Calame	By:	/s/ Olga L. Conley
Olga L. Conley, Manager